UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2009
XENOPORT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)
3410 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (408) 616-7200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
          On January 9, 2009, XenoPort, Inc. and GlaxoSmithKline (“GSK”) announced that the new drug application (“NDA”) for Solzira™ (gabapentin enacarbil) Extended Release Tablets for the treatment of moderate-to-severe primary restless legs syndrome (“RLS”) had been resubmitted to the United States Food and Drug Administration (“FDA”). The FDA had requested that the data in a single study be reformatted. In addition, GSK conducted a review of other clinical studies taking this input into account. The prior withdrawal of the NDA was not related to the content of the filing.
          On January 12, 2009, XenoPort announced the following milestones for 2009 and elaborated on actions that are expected to extend the company’s cash reserves into the second quarter of 2011:
2009 Milestones and Clinical Activities
          In 2009, XenoPort or its collaborators expect to advance the development of XenoPort’s product candidates as follows:
•	GSK submitted the NDA with the FDA, for Solzira (known as XP13512 outside the United States) as a potential treatment for moderate-to-severe primary restless legs syndrome on January 9. XenoPort expects to receive milestone payments of $23 million in the aggregate from GSK and Astellas Pharma Inc., which are associated with the acceptance by the FDA of the NDA.

•	GSK has previously disclosed that it expects results from the following trials in 2009:
o	A Phase 2 clinical trial of Solzira in patients with painful diabetic neuropathy.

o	Two Phase 2 clinical trials of Solzira in patients with post-herpetic neuralgia.
•	GSK is conducting a Phase 2 clinical trial of Solzira as a potential prophylactic treatment for migraine headaches that was initiated in August 2008, and a polysomnography clinical trial of Solzira in RLS patients that was initiated in October 2008.

•	Astellas is conducting a Phase 2 clinical trial of XP13512 in RLS patients in Japan that completed enrollment in October 2008.

•	XenoPort expects to report results from a Phase 2 clinical trial of XP19986 in spinal cord injury patients with spasticity by mid-year.

•	XenoPort expects to complete an exploratory safety study of XP19986 in patients with acute back spasms of neuromuscular origin by year end. The first subject was enrolled in this trial in December 2008.

•	XenoPort expects to commence in the second half of this year a Phase 2 clinical trial of XP19986 as a potential treatment for subjects with gastroesophageal reflux disease (“GERD”), who are incomplete responders to proton pump inhibitors.

•	XenoPort expects to complete a Phase 1 clinical trial in healthy subjects designed to assess the pharmacokinetics and safety/tolerability of two new formulations of XP21279 compared to oral L-dopa in the first quarter.

•	XenoPort expects to commence a multiple-dose clinical trial exploring the safety, tolerability and pharmacokinetics of XP21279 in Parkinson’s disease patients.
          Separately, Xanodyne Pharmaceuticals, Inc. expects to file an NDA with the FDA on XP12B, its modified-release tranexamic acid product candidate for the reduction of menstrual blood loss in women with menorrhagia, or excessive menstrual bleeding. Pursuant to the terms of its exclusive licensing agreement with Xanodyne, XenoPort would be eligible to receive escalating single-digit royalties on any sales of XP12B.
Financial Guidance
          XenoPort announced that it expects the net use of cash for 2009 to be in the range of $55 million to $65 million (net use of cash is the difference between the balances of cash and cash equivalents plus short-term investments at 12/31/09 and 12/31/08). This guidance includes expected milestones under its existing collaboration agreements with GSK, Astellas and Xanodyne. The 2009 net use of cash guidance further assumes the suspension of the preclinical development program on XP20925, its Transported Prodrug of propofol, and certain other preclinical activities.
          XenoPort also announced a provision from its agreement with GSK that has the effect of reducing the expenditure of cash in 2009 if XenoPort exercises its option to co-promote Solzira and participate in a profit-share arrangement. During the period after the co-promotion option is exercised and prior to the launch of Solzira, the cash payments to GSK representing XenoPort’s share of any loss would be deferred and would be repayable following the launch of Solzira. As a result, the foregoing net use of cash guidance for 2009 is not expected to change if XenoPort elects to exercise the co-promotion option under the GSK agreement.
Forward-Looking Statements
          This Current Report on Form 8K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by those sections. The forward-looking statements, include, without limitation, all statements related to XenoPort’s and its partners’ future clinical development of XP13512 (Solzira) and the timing thereof; XenoPort’s future clinical development programs for XP19986 and XP21279 and timing thereof; the release of additional clinical data and the timing thereof; the therapeutic and commercial potential of XenoPort’s product candidates; the suitability of XP13512 as a treatment for neuropathic pain and migraine prophylaxis; the suitability of XP19986 as a treatment for GERD, spasticity and acute back spasms; the suitability of XP21279 as a treatment for Parkinson’s disease; XenoPort’s and its partners’ future clinical trials; the regulatory process and the timing of regulatory submissions; milestone payments and the timing thereof; and sufficiency of XenoPort’s existing cash and other financial guidance. Any statements contained in this Current Report on Form 8K that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “anticipates,” “believes,” “expects,” “may,” “potential,” “will,” “would” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations and involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the uncertain results and timing of clinical trials; XenoPort’s or its partners’ ability to successfully conduct clinical trials in the anticipated timeframes, or at all; the uncertainty of the FDA’s NDA acceptance and approval process and other regulatory requirements; XenoPort’s dependence on its current and additional collaborative partners; and the uncertain therapeutic and commercial value of XenoPort’s and its licensees’ compounds. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s prospectus supplement filed with the Securities and Exchange Commission under Rule 424(b)(5) on December 30, 2008. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Signatures
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenoPort, Inc. (Registrant)
Dated: January 13, 2009	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer